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                                                                    EXHIBIT 10.8


                                 LEASE AGREEMENT


         THIS LEASE AGREEMENT is made this 31st day of March 1995, between Security Capital Industrial Trust, a Maryland real estate investment trust ("Landlord"), and the Tenant named below.



TENANT:                             Crystal Semiconductor Corporation and Cirrus
                                    Logic, Inc.

TENANT'S REPRESENTATIVE,            Mr. John McGovern, Vice President of Finance
ADDRESS, AND PHONE NO.:             4210 S. Industrial Drive, Austin, Texas 78744
                                    (512-445-7222)


PREMISES:                           Approximately 44,000 square feet in the
                                    Building as shown on Exhibit A until January
                                    1, 1996, with the Premises increasing to
                                    88,000 square feet in the Building as shown
                                    on Exhibit A after January 1, 1996. Tenant
                                    will have reasonable rights of access to the
                                    portion of the Building that is not part of
                                    the Premises prior to January 1, 1996 for
                                    planning, construction, installation and
                                    temporary storage.



PROJECT: The portion of Southpark Corporate Center located on the land legally described as Lots 13, 14, and 15, Ben White Business
                                    Park, a subdivision in Austin, Travis
                                    County, Texas, according to the map or plat thereof recorded in Book 84, Pages 88A-88B of the Plat Records of Travis County, Texas, as shown on Exhibit A-1.

BUILDING (IF NOT THE
SAME AS THE PROJECT):               Southpark Corporate Center 3, located on the
                                    land legally described as Lots 13, 14, and
                                    15, Ben White Business Park, a subdivision
                                    in Austin, Travis County, Texas, according
                                    to the map or plat thereof recorded in Book
                                    84, Pages 88A-88B of the Plat Records of
                                    Travis County, Texas.


TENANT'S PROPORTIONATE SHARE
OF BUILDING:                        50% until January 1, 1996 and 100% thereafter.

TENANT'S PROPORTIONATE SHARE
OF PROJECT:                         25% until January 1, 1996 and 50% thereafter.

LEASE TERM:                         Beginning on the Commencement Date and ending
                                    on the last day of the 120th full calendar
                                    month thereafter.

COMMENCEMENT DATE:                  July 1, 1995


MONTHLY BASE RENT:

                         Period                                     Rent
                         ------                                     ----

         Commencement Date - December 31, 1995                   $20,863.33

         January 1, 1996 - until the last day of the
         60th full calendar month after the
         Commencement Date                                       $41,726.67

         First day of the 61st full calendar month
         after the Commencement Date until the last day
         of the 120th full calendar month after the
         Commencement Date                                       $46,273.33



ESTIMATED MONTHLY OPERATING         1. Utilities:             N/A
EXPENSE PAYMENTS: (estimates
only and subject to                 2. Common Area Charges:   $1,320.00
adjustment to actual costs
and expenses according to           3. Taxes:                 $6,966.67
the provisions of this
Lease)                              4. Insurance:             $  293.33

                                    5. Others:                $1,320.00

TOTAL ESTIMATED MONTHLY OPERATING
EXPENSE PAYMENTS:                                                     $9,900.00

SECURITY DEPOSIT:                   None.

BROKER:                             Commercial Industrial Properties as agent for the
                                    Tenant, and Oxford Commercial as agent for the
                                    Landlord




ADDENDA:                            Exhibit A - Description of Premises, Building and
                                    Building 4; Exhibit A-1 - Description of Project;
                                    Exhibit B - Construction Addendum; Exhibit B-1 -
                                    Landlord's Improvements; Exhibit B-2 - Tenant
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                                    Floor Plan; Rider 1 to Exhibit B-1; Addendum
                                    1 to Rider 1 of Exhibit B-1; Exhibit C -
                                    Rules and Regulations; Addendum D - Storage,
                                    Generation and Use of Hazardous Materials;
                                    Exhibit D-l - List of Permitted Hazardous
                                    Materials, Exhibit D-2 - Description of
                                    Proposed Use and Processes; Addendum E -
                                    Landlord's Environmental Covenants; Exhibit
                                    F - Sign Specifications for Monument Sign;
                                    Exhibit F-1 - Sign Specifications for
                                    Building Sign; Addendum G - Assignment and
                                    Subletting; Exhibit H - List of other
                                    existing tenants in Project

         1. GRANTING CLAUSE. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

         2. ACCEPTANCE OF PREMISES. Tenant accepts the Premises in its condition as of the date hereof, subject to all applicable laws, ordinances, and regulations; provided, however, Landlord agrees to install the tenant improvements (the "Initial Tenant Improvements") described in the Construction
Addendum, if any, attached hereto. Tenant acknowledges that Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for any punchlist items agreed to in writing by Landlord and Tenant, and except for latent defects. In no event shall Landlord be liable for any defects in the Premises or for any limitation on its use, except for latent defects.

         3. USE. The Premises shall be used only for the purpose of designing, engineering, testing, demonstrating, producing, receiving, storing, shipping, manufacturing of semiconductor integrated circuits and selling (but limited to wholesale sales) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste thereon.

                  Tenant, at its sole expense, shall comply with all laws
(including, without limitation, Environmental Requirements, as defined herein, and laws regarding access for handicapped or disabled persons), ordinances and regulations, and all declarations, covenants, and restrictions, applicable to Tenant's use or occupation of the Premises, and with all governmental orders and directives of public officers which impose any duty or restriction with respect to the use or occupation of the Premises. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant shall cause additional improvements to the Premises done after the Commencement Date to comply with the Americans with Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time (the
"ADA"), and Tenant shall cause the Premises (and to the extent required by the Premises, the Project) to hereafter comply with the ADA. Notwithstanding the foregoing, as of the Commencement Date, Landlord shall make the exterior of the Building and Landlord's Improvements (as defined on Exhibit B) and other work to be performed and described on Exhibit B in compliance with the ADA. Landlord will cause the exterior of the Premises to be in compliance with future changes as required by state or federal agencies.

                  Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises in violation of law, or take any other action that would constitute a nuisance or would unreasonably disturb, interfere with, or endanger Landlord or any other tenants of the Project. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant's use of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord.

         4. BASE RENT. Tenant shall pay Base Rent in the amount set forth above.
The first month's Base Rent, and the first monthly installment of estimated
Operating Expenses (as hereafter defined) shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base
Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except where expressly provided in this Lease. Tenant waives and releases all statutory liens and offset rights as to rent.

                  If Tenant is delinquent in any monthly installment of Base
Rent beyond 5 days after the due date thereof, and after notice as provided below, Tenant shall pay to Landlord on demand a late charge equal to 5 percent of such delinquent sum, to help defray the additional costs and expenses to Landlord for processing such late payment. Tenant shall not be obligated to pay the late charge until Landlord has given Tenant 5 days written notice of the delinquent payment (which may be given at any time during the delinquency);
provided, however, that such notice shall not be required more than twice in any 12-month period or five times over the term of the Lease. The provision of such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty or as limiting
Landlord's remedies in any manner.

         5. SECURITY DEPOSIT. [Intentionally Omitted]

         6. OPERATING EXPENSE PAYMENTS. During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant's Proportionate Share (hereinafter defined) of Operating Expenses for the
Project. Payments thereof for any fractional calendar month shall be prorated.
The term "Operating Expenses" means all costs and expenses incurred by Landlord with the respect to the ownership, maintenance, and operation of the Project including, but not limited to costs of Taxes (hereinafter defined) and reasonable fees payable to tax consultants and attorneys for consultation and contesting taxes; insurance; utilities; maintenance and repair of certain portions of the Project, including mowing, landscaping, exterior lighting and other items described in Paragraph 11 below; painting (except that Landlord shall be required to provide one quality exterior painting of the Premises for each five years of occupancy by Tenant at Landlord's expense); amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; property management fees payable to a property manager, including any affiliate of Landlord, but in no event will the property management fee expense exceed 3% of the gross rents received by Landlord from Tenant, or if there is no property manager, an administration fee of 3% of the gross rents received by Landlord. Operating Expenses do not include costs or expenses or depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Paragraph 10 of this Lease, debt service under mortgages or ground rent under ground leases, costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto, leasing commissions, or the costs of renovating space for tenants. Tenant shall be entitled from time to time upon request to receive
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Landlord as may be necessary in Tenant's reasonable judgment to support and evidence Operating Expenses and the calculation of Tenant's Proportionate Share.

                  If Tenant's total payments for any year are less than Tenant's
Proportionate Share of actual Operating Expenses for such year, Tenant shall pay the difference to Landlord within 30 days after demand and receipt of a reconciliation of the difference. If the total payments of Tenant for any year are more than Tenant's Proportionate Share of actual Operating Expenses for such year, Landlord shall retain such excess and credit it against Tenant's next payments, and provide Tenant with a reconciliation of the difference. For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. With respect to Operating Expenses which Landlord allocates to the entire
Project, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's
Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building.
Landlord may equitably increase Tenant's Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with the occupancy of the Project. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

                  Notwithstanding the above, Tenant shall not be obligated to pay for controllable Operating Expenses in any year to the extent they have increased by more than five percent (5%) per annum on a cumulative basis from the first calendar year during the Lease Term. For purposes of this Section, "controllable Operating Expenses" shall mean those Operating Expenses reasonably within the control of Landlord. In no event, however, shall Taxes, insurance premiums or utility costs be deemed controllable Operating Expenses.
Controllable Operating Expenses shall be determined on an aggregate basis and not on an individual basis, and the cap on controllable Operating Expenses shall be determined on Operating Expense as they have been adjusted for vacancy or usage pursuant to the terms of the Lease.

         7. UTILITIES. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises. Landlord shall have the right to cause at Tenant's expense any of said services to be separately metered or charged directly to Tenant by the provider.
Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. Landlord shall not be liable for any interruption or failure of utilities or any other service to the Premises and no such interruption or failure shall result in the abatement of rent hereunder. Tenant agrees to limit use of water and sewer for normal restroom use and nothing herein contained shall impose upon Landlord any duty to provide sewer or water usage for other than normal restroom usage.

         8. TAXES. Landlord agrees to pay its Proportionate Share of all taxes, assessments and governmental charges of any kind and nature (collectively referred to as "Taxes") that accrue against the Project during the Lease Term, which shall be included as part of the Operating Expenses charged to Tenant hereunder, provided Landlord shall have the right to contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any excise, transaction, sales tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments as additional rent (but only to the extent customarily charged by Landlord to other tenants); provided, however, in no event shall Tenant be liable for any net income or franchise taxes. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require.
Landlord agrees to cause the Project to be a separate tax parcel for governmental billing purposes. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant.

         9. INSURANCE. Landlord shall maintain fire and extended coverage insurance covering the replacement coat of the Project, subject to customary deductibles. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may reasonably deem necessary, including, but not limited to, commercial liability insurance and rent loss insurance. All such insurance shall be included as part of the Operating
Expenses charged to Tenant hereunder. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer's cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant's use of the Premises. The fire and extended coverage policy shall not be cancellable unless
20 days prior written notice shall have been given to Tenant. A certificate evidencing such policy and tenant's notice rights thereunder shall be provided to Tenant on or before the Commencement Date, and upon any insurance renewal date. Tenant may maintain such fire and extended coverage upon any failure by Landlord to maintain such coverage.

                  Tenant, at its expense, shall maintain during the Lease Term a policy or policies of: fire and extended coverage insurance covering the replacement cost of all property and improvements, installed or placed in the Premises by Tenant at Tenant's expense; worker's compensation insurance with no less than the minimum limits required by law; employer's liability insurance with such limits as required by law; commercial liability insurance, with liability limits of not less than $2,000,000 combined single limit per occurrence (together with such umbrella coverage as Landlord may reasonably require) for property damage, personal injuries, or deaths of persons occurring in or about the Premises; provided, however, that Landlord may from time to time require reasonable increases in any such limits. The commercial liability policies shall name Landlord as an additional insured, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless 20 days prior written notice shall have been given to Landlord, and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Lease Term and upon each renewal of said insurance.

                  The fire and extended coverage insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk covered by fire and extended coverage property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver.


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         10. LANDLORD'S REPAIRS. Landlord shall maintain, at its expense, the structural soundness of the roof, foundation, and exterior walls of the building of which the Premises are a part and all other parts of the Premises that are stated to be the responsibility of the Landlord hereunder in good repair, reasonable wear and tear and damages caused by Tenant (if not covered by the insurance required to be carried by Landlord pursuant to Section 9 hereof)
excluded. The term "walls" as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries, unless any of the same are damaged as a result of a structural problem (other than structural problems that are uninsured and caused by Tenant). Tenant shall immediately give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair.

         11. TENANT'S REPAIRS. Landlord shall maintain in good repair and condition all parts of the Premises and the parking areas, driveways and landscape and grounds surrounding the Premises. Such maintenance shall be at Tenant's cost and expense except as to those repairs for which Landlord is responsible under Paragraph 10, and except for the paving of the parking areas and the painting of the exterior walls of the Premises, which shall be paid for by Landlord; provided, however, if Tenant leases less than the entire Project, Tenant shall only be responsible for its Proportionate Share of the costs of maintaining any items outside its Premises. In addition, Tenant shall, at Tenant's expense maintain the heating and air conditioning and other mechanical systems and components of the Premises, including lighting, electrical systems, and plumbing lines and equipment. Tenant, at its own cost and expense shall enter into and deliver to Landlord one or more maintenance service contracts reasonably acceptable to Landlord with a contractor(s) reasonably approved by Landlord for heating and air conditioning. The service and maintenance contract(s) must include all services reasonably required by Landlord. In the event Tenant does not so deliver the service contract(s), Landlord shall have the right to contract for said service without notice to Tenant, and Tenant shall upon demand reimburse Landlord for the full cost thereof. To the extent not covered by the insurance Landlord is required to maintain pursuant to
Section 9 hereof, and subject to the provisions of Paragraph 15, Tenant shall repair and pay for any damage to the Premises or the Project caused by Tenant or Tenant's employees, agents, or invitees, or caused by Tenant's default hereunder. Tenant shall in any event pay the amount of any deductible for the insurance Landlord is required to maintain pursuant to Section 9. Tenant shall reimburse Landlord for all such costs and expenses in accordance with the provisions of Paragraph 6 above, except to the extent such repairs are covered by insurance on the Project under policies naming Landlord as the insured.
Notwithstanding the foregoing, Landlord may at any time assume the maintenance and repair obligations set forth in this paragraph as they relate to the Premises, if Landlord determines in its reasonable discretion that such maintenance and repair obligations are not being satisfactorily performed by Tenant.

         12. TENANT IMPROVEMENTS AND TRADE FIXTURES. Any material alterations, additions, or improvements made by or on behalf of Tenant to the Premises
("Tenant Improvements") shall be subject to Landlord's prior written consent, which shall not be unreasonably withheld, provided that such Tenant Improvements do not affect any structural, or materially affect any mechanical, plumbing or electrical systems of the Project. All Tenant Improvements shall comply with insurance requirements and with applicable laws, ordinances, and regulations, including, without limitation and to the extent applicable, laws and regulations regarding removal or alteration of structural or architectural barriers to handicapped or disabled persons (and Tenant shall construct at its expense any alteration required by such laws or regulations, as they may be amended). All
Tenant Improvements shall be constructed in a good and workmanlike manner and only good grades of materials shall be used. All plans and specifications for any Tenant Improvements shall be submitted to Landlord for its approval, and Landlord may monitor construction of the Tenant Improvements; and Tenant shall reimburse Landlord for its reasonable out-of-pocket costs in reviewing plans and documents and in monitoring construction. Landlord may post on and about the Premises notices and give notices that Landlord shall not be liable on account of any damage or claim in connection with such construction, and Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction.
Landlord's right to review plans and specifications and monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules, or regulations. At Landlord's request, Tenant shall obtain payment and performance bonds for any Tenant Improvements which bonds shall be delivered to Landlord prior to commencement of work on the Tenant Improvements and shall be in form and substance reasonably satisfactory to Landlord. Upon completion of any Tenant Improvements, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant Improvements and final lien waivers from all such contractors and subcontractors.

                  Tenant, at its own cost and expense, may erect such shelves, bins, machinery and trade fixtures (collectively "Trade Fixtures") as it desires provided that such items do not alter the basic character of the Premises or the Project, do not overload or damage the same, and may be removed without injury to the Premises, and provided that the construction, erection, and installation thereof complies with all applicable governmental laws, ordinances, regulations and with Landlord's reasonable requirements. Subject to Paragraph 39 below, upon the expiration of the Lease Term, Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal, by the last day of the Lease
Term.

         13. SIGNS. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent which shall not be unreasonably withheld. Upon vacation of the Premises, Tenant shall remove all signs and repair, paint, and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord's approval and conform in all respects to Landlord's requirements. A monument sign containing only the name of the Tenant will be installed, at Landlord's expense, at the southeast corner of South Industrial Drive and Commercial Center Drive, provided that such proposed signage complies with all requirements of the City of Austin. Landlord will also install at its expense a sign containing the name of the Project at the northeast corner of East St. Elmo and South Industrial Drive. The specifications for these signs are attached hereto as Exhibit F and Exhibit F-1.

         14. PARKING. Tenant shall be entitled to park in common with other tenants of the Project in those areas designated for nonreserved parking.
Landlord may allocate parking spaces among Tenant and other tenants in the Project if Landlord reasonably determines that such parking facilities are becoming crowded. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties. Tenant may enforce its exclusive parking rights, and may have improperly parked vehicles towed away. Additional parking agreements are set forth in Exhibit B, Section 3(D).

         15. FIRE AND CASUALTY DAMAGE. If at any time during the Lease Term, the
Premises or the Project is materially damaged by fire or other casualty, Landlord shall notify Tenant, within 45 days after such damage, as to the amount of time Landlord reasonably estimates it will take to repair such damage. If the amount of time estimated to repair the damage exceeds 4 months after the date of such notification, either Landlord or Tenant may elect, upon notice to the other party delivered as soon as practicable but not later than 30 days after Landlord's notice, to terminate this Lease. If neither party elects to terminate this Lease or if Landlord estimates that the damage will take 4 months after the date of such notification or less to repair, Landlord shall promptly repair and reconstruct the improvements, subject to reasonable


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delays arising from the collection of insurance proceeds or from Force Majeure events, except that Landlord shall not be required to repair and reconstruct any fixtures, additions, or other improvements paid for by Tenant; and this Lease shall remain in full force and effect provided that the Lease Term will be extended for a time equal to the period beginning on the date the loss or damage was suffered until the repairs and replacement are completed. Tenant at Tenant's expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, all repairs or restoration not required to be done by Landlord and shall promptly reenter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if the improvements are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage.

                  If Landlord elects to repair and/or reconstruct the damaged improvements and such improvements are located solely within the Premises, Tenant shall pay to Landlord the amount of the commercially reasonable deductible under Landlord's insurance policy (up to $10,000) within 10 days after presentment of Landlord's invoice. If the damage involves the premises of other tenants, Tenant shall pay the portion of the deductible in the proportion that the cost of the repair and replacement of the Premises bears to the total cost of repair and replacement, as determined by Landlord.

                  If the Premises or a portion thereof is not usable as a result of damage by fire or other casualty to the Premises or building in which the Premises are located, and Landlord elects to repair and/or reconstruct the damaged improvements, Base Rent shall be abated for the period of repair and reconstruction in the proportion which the area of the Premises which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and to the extent permitted by applicable law, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

         16. CONDEMNATION. If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking would prevent or materially interfere with Tenant's use of the Premises or in Landlord's judgment would materially interfere with or impair its ownership or operation of the Project, then upon written notice by Landlord or Tenant this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such taking, Landlord shall be entitled to receive the entire price or award from any such taking without any payment to Tenant, and Tenant hereby assigns to Landlord
Tenant's interest, if any, in such award. Notwithstanding the foregoing, Tenant shall have the right to make a separate claim against the condemning authority
(but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for any costs of Tenant Improvements paid for by Tenant, moving expenses, damage to Tenant's Trade Fixtures, and other relocation benefits as may be allowed by law if a separate award for such items is made to Tenant.

         17. ASSIGNMENT AND SUBLETTING. Without Landlord's prior written consent, which shall not be unreasonably withheld pursuant to the standards set forth on Addendum G attached hereto, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect.
Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a
"Tenant Affiliate"), without the prior written consent of Landlord. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with any assignment or sublease.

                  Notwithstanding anything else herein to the contrary, Tenant may assign or sublease without first obtaining Landlord's consent up to approximately 22,000 square feet in the Building and up to approximately 22,000 square feet in Building 4 (as defined in Section 39 hereof) provided that the assignee or sublessee will use their portion of the premises in such a manner as other buildings owned by Landlord in San Antonio or Austin are being used at the time of the proposed sublease or assignment. The actual square footage amounts of preapproved sublets and assignments shall be based on final configurations for the Building and Building 4.

                  Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or sublettings). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder all such excess rental and other excess consideration (after deducting its reasonable costs and expenses associated with each sublease or assignment, including leasing commissions, and after further deducting all tenant improvement costs associated with such sublease or assignment, including leasing commissions, and after further deducting all tenant improvement costs and expenses associated with such sublease or assignment, as well as real estate taxes, insurance and Operating
Expenses paid by Tenant on account of such space during the term of such sublease or assignment) within 10 days following receipt thereof by Tenant.

                  If this Lease be assigned or if the Premises be subleased
(whether in whole or in part) or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

         18. INDEMNIFICATION AND WAIVER. Except for Landlord's negligence and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord's agents and employees, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Tenant's obligations under the provisions of this Paragraph 18.

                  Landlord and its agents and employees shall not be liable for, and Tenant hereby waives all claims against such parties for, damage to property sustained by Tenant or damage to property sustained by any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or in or about the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its agents or employees; provided, however, such waiver as to property shall only be effective to the extent such property is reasonably coverable by Tenant's insurance.

         19. INSPECTION AND ACCESS. Landlord and its agents, representatives, and contractors may enter the Premises during normal business hours (upon prior notice, except in the case of an emergency) to inspect the Premises and to make such repairs as may be

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required or permitted pursuant to this Lease and for any other business purpose.
Landlord and Landlord's representatives may enter the Premises during normal business hours upon prior notice for the purpose of showing the Premises to prospective purchasers or, during the last year of the Lease Term, to prospective tenants; in addition, Landlord shall have the right to erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Tenant may escort any person entering the Premises pursuant to this section. In addition, Tenant may impose its normal, customary security procedures in connection with any such inspection and access, including but not limited to requiring such persons to sign its standard visitor sign-in sheet.

         20. QUIET ENJOYMENT. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

         21. SURRENDER. Upon termination of the Lease Term or earlier termination of Tenant's right of possession, Landlord may, by notice to Tenant, require Tenant at Tenant's expense to remove the liquid nitrogen tank to be stored in the truck court outside of the Premises, the microwave telecommunication equipment, the external utility enclosure for air handling equipment and compressors and any Trade Fixtures (including air handling equipment and compressors) and/or any or all Tenant Improvements which Landlord has not approved, and to repair any damage caused by such removal. Tenant shall not be required to remove any of the Landlord's Improvements. Any such Trade
Fixtures or Tenant Improvements not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, all payment obligations with respect to Operating Expenses and all obligations concerning the condition and repair of the Premises.

         22. HOLDING OVER. If, for any reason, Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to 150% the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over.
No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.

         23. EVENTS OF DEFAULT. Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:

                  (i) Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of 10 days from the date such payment was due (a
         "Monetary Default"). Notwithstanding the foregoing, Tenant shall not be in default pursuant to this subsection until Landlord has delivered to Tenant the notice required pursuant to Section 4 with respect to the late charge.

                  (ii) Tenant or any guarantor or surety of Tenant's obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "Bankruptcy Proceeding"); (C) become the subject of any Bankruptcy Proceeding which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability
         (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity). Notwithstanding the foregoing, matters set forth in this Section 23(ii) shall not be an Event of Default as long as Tenant continues to fully satisfy all its obligations under the Lease.

                  (iii) Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease, and such failure to maintain insurance shall continue for more than 10 days after Landlord shall have given Tenant written notice of such default.

                  (iv) Tenant shall not occupy or shall vacate the Premises or shall fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in monetary or other default under this Lease, and such vacating of or failure to continuously operate shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default.
         Tenant's vacating of or failure to continuously operate the Premises shall not constitute an Event of Default if, prior to such action, Tenant has made arrangements reasonably acceptable to Landlord to (a) insure that Tenant's insurance for the Premises will not be voided or cancelled with respect to the Premises as a result of such vacancy, (b) insure that the Premises are secured and not subject to vandalism, and
         (c) insure that the Premises will be properly maintained after such vacation. Tenant shall inspect the Premises at least once each month and report monthly in writing to Landlord on the condition of the Premises.

                  (v) Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease, and such action shall continue for more than 10 days after Landlord shall have given
         Tenant written notice of such default.

                  (vi) Tenant shall fail to discharge or provide a title indemnity or a bond for any lien placed upon the Premises in violation of this Lease within 30 days after becoming aware that any such lien or encumbrance is filed against the Premises.

                  (vii) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided therein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default.

         24. LANDLORD'S REMEDIES. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: (i) terminate this Lease or Tenant's right of possession, but Tenant shall remain liable as hereinafter provided; and/or (ii) pursue any remedies provided for under this Lease or at law or in equity. Upon the termination of this Lease or termination of Tenant's right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons


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and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

                  If Landlord terminates this Lease, Landlord may recover from Tenant the sum of: all Base Rent and all other amounts accrued hereunder to the date of such termination; the cost of reletting the whole or any part of the Premises, including without limitation brokerage fees and/or leasing commissions incurred by Landlord, and costs of removing and storing Tenant's or any other occupant's property, repairing, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys' fees and court costs; and the excess of the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease, over the present value of any net amounts which Tenant establishes Landlord can reasonably expect to recover by reletting the Premises for such period, taking into consideration the availability of acceptable tenants and other market conditions affecting leasing. Such present values shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.

                  If Landlord terminates Tenant's right of possession (but not this Lease), Landlord shall use reasonable efforts to relet the Premises for the account of Tenant for such rent and upon such terms as shall be reasonably satisfactory to Landlord without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant. If Landlord terminates Tenant's right to possession without terminating the Lease after an Event of Default, Landlord shall use commercially reasonable efforts to relet the Premises; provided, however, (a) Landlord shall not be automatically obligated to accept any tenant proposed by Tenant, (b) Landlord shall have the right to lease any other space controlled by Landlord first to the extent it is commercially reasonable to do so, and (c) any proposed tenant shall meet all of Landlord's standard leasing criteria then in effect. For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises
(including attorneys' fees and costs of suit), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises. If the Premises are relet and a sufficient sum shall not be realized from such reletting [after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession
(including attorneys' fees and costs of suit), all of the costs and expense of repairs, changes, alterations, and additions, the expense of such reletting
(including without limitation brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom] to satisfy the rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

                  Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord's intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms "enter," "re-enter," "entry" or "re-entry," as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises). Subject to Landlord's agreement to use reasonable efforts to relet the Premises, Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting.

         25. TENANT'S REMEDIES/LIMITATION OF LIABILITY. Landlord shall not be in default hereunder and Tenant shall not have any remedy or cause of action unless
Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder. Notwithstanding the foregoing, Tenant may terminate this Lease if Landlord does not diligently pursue the construction of the Building and Building 4. Lack of diligence will be presumed if the Building is not Substantially Completed by December 31, 1995, and if Building 4 is not
Substantially Completed by December 31, 1996. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord. This limitation on the liability of Landlord shall only be effective to the extent that its unencumbered equity in the Project is sufficient to afford Tenant full recovery on at least $1,000,000.00 in damages; provided, however, that the foregoing clause shall not be applicable to any mortgagee that is a purchaser or grantee at a foreclosure or conveyance in lieu of foreclosure of a mortgage covering the Premises. Except as set forth above, Tenant's remedies for a breach of Landlord's obligations hereunder will be an action for damages, specific performance, injunctive or other equitable relief and/or declaratory judgment. As a further remedy, Tenant will be free to sublet or assign the Premises subject only to the restriction set forth in Addendum G, paragraph (a)(ii), (iii), (iv) and (v), (b) and (c). In addition, in the event of any default by Landlord, Tenant may, after the expiration of all cure periods and upon 10 days prior written notice to Landlord, take such curative or self-help actions as it deems reasonably necessary. If Landlord fails to reimburse Tenant for the reasonable costs, fees and expenses incurred by Tenant in taking such corrective actions within 30 days after demand therefor, accompanied by invoices, Tenant may bring an action for damages against Landlord to recover such costs, fees and expenses together with interest thereon at the rate provided for in the Lease, and reasonable attorneys' fees incurred by Tenant in bringing such action for damages.


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         26. SUBORDINATION. Landlord represents and warrants to Tenant that as of the Commencement Date the Premises will not be pledged, mortgaged or otherwise encumbered. This Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, now existing or hereafter created on or against the Project or the
Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant, provided that
Tenant receives from such mortgagee a commercially reasonable non-disturbance agreement. In such event, Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be reasonably requested by any such holder. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder.
The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust.

         27. MECHANIC'S LIENS. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease to the extent such claims or liens arose by, through or under Tenant, but not otherwise. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within 30 days of the filing or recording thereof;
provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 30 day period.

         28. ESTOPPEL CERTIFICATES. Each party agrees, from time to time, within 10 days after request of the other party, to execute and deliver to the requesting party, or its designee, any estoppel certificate requested, stating that this Lease is in full force and effect, the date to which rent has been paid, that there is no default hereunder (or specifying in detail the nature of the default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested. Each party's obligation to furnish each estoppel certificate in a timely fashion is a material inducement for this Lease. Accordingly, the cure period for failure to provide an estoppel certificate shall be limited to ten (10) days.

         29. ENVIRONMENTAL REQUIREMENTS. Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or store or use any Hazardous Material in or about the Premises without Landlord's prior written consent, except in de minimus quantities for standard office cleaning and printing use and except as set forth on Addendum D attached hereto. Tenant, at its sole cost and expense, shall operate its business in the Premises in compliance with all Environmental Requirements and shall, in accordance with Environmental Requirements, immediately remediate any Hazardous Materials released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees. The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"); the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term "Hazardous Materials" means and includes petroleum (as defined in CERCLA) and any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements.

                  Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any breach of the obligations under this Paragraph 29 by Tenant, its agents, employees, contractors, subtenants, or invitees, regardless of whether
Tenant had knowledge of such noncompliance. The indemnification and hold harmless obligations of Tenant shall survive any termination of this Lease.

                  Subject to the requirements of Section 19 hereof, Landlord shall have reasonable access to, and a right to perform inspections and tests of, the Premises as it may require to determine Tenant's compliance with Environmental Requirements and Tenant's obligations under this Paragraph 29.
Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and teats shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.
Landlord will provide Tenant with copies of reports and findings of all inspections and tests.

                  Landlord agrees to be bound by the environmental covenants, representations and warranties set forth on Addendum E attached hereto.

         30. RULES AND REGULATIONS. Tenant shall, at all times during the Lease
Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto as Exhibit C, and Landlord shall enforce such rules and regulations uniformly among all Tenants in the Project. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project, provided that Landlord shall enforce such rules and regulations consistently throughout the Project.

         31. SECURITY SERVICE. Tenant acknowledges and agrees that, while
Landlord may patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.


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         32. FORCE MAJEURE. Except for the payments of any rent required under this Lease, which is an independent covenant, Landlord and Tenant shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord or Tenant ("Force Majeure").

         33. ENTIRE AGREEMENT. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

         34. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         35. BROKERS. Each party represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the brokers, if any, set forth on the first page of this Lease, and each party agrees to indemnify and hold the other harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this leasing transaction. Landlord agrees to pay all compensation due or to become due Commercial Industrial Properties and Oxford Commercial in connection with this transaction.

         36. MISCELLANEOUS.

         (A) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

         (B) If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

         (C) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses below, with a copy to Landlord at 14100 East 35th Place, Aurora, Colorado 80011. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

         (D) Except as otherwise expressly provided in this Lease or as otherwise may be required by applicable law, Landlord's granting or withholding of any consent or approval shall be at its complete discretion.

         (E) At Landlord's request from time to time Tenant shall furnish
Landlord with true and complete copies of the most recent 10-K's and 10-Q's prepared by Cirrus Logic, Inc.'s accountants to the extent they are intended for public dissemination.

         (F) Either Landlord or Tenant may prepare and file, and upon request by the other will execute, a memorandum of lease (which shall not include any economic or payment terms) in form reasonably satisfactory to the other, together with a form of release to be issued at the expiration of the Lease.

         (G) The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

         (H) The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

         (I) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

         (J) Any amount not paid by Tenant within 5 days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or 15 percent per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

         (K) Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

         (L) Time is of the essence as to the performance of Landlord's and Tenant's obligations under this Lease.

         (M) All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

         (N) The rights and obligations of the parties under this Lease shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

                                                                         Initial
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                                      -9-

         (O) The Equal Opportunity Clause in Section 202, paragraph 1 through 7 of Executive Order 11246, as amended, and Equal Opportunity Clause ASPR7-103.18(a) relative to equal employment opportunity and the Implementing Rules and Regulations of the Office of Federal Contracts Compliance are incorporated herein by specific reference.

         37. LANDLORD'S LIEN/SECURITY INTEREST. Landlord hereby waives and releases any security interest or lien that it may have in any of Tenant's property, either by contract or statute.

         38. LIMITATION OF LIABILITY OF TRUSTEES, SHAREHOLDERS, AND OFFICERS OF SECURITY CAPITAL INDUSTRIAL TRUST. Any obligation or liability whatsoever of Security Capital Industrial Trust, a Maryland real estate investment trust, which may arise at any time under this lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

         39. EXPANSION OPTION.

         (A) The following terms shall have the following meanings:

                  (i) The "Option Space" shall mean all or part of Southpark Corporate Center 4 ("Building 4"), as shown on Exhibit A hereto.

                  (ii) The "Option Space Commencement Date" shall mean the date that is the later of June 30, 1996, or the substantial completion date of the Option Space.

         (B) Provided that as of the date Tenant exercises its rights hereunder,
(x) Tenant is the Tenant originally named herein (except for short-term subtenants related to Tenant's business purpose and affiliates of Tenant), (y) Tenant actually occupies all of the Premises originally demised under this Lease and any premises added to the Premises (except for short-term subtenants related to Tenant's business purpose and affiliates of Tenant, and except for vacancies permitted pursuant to Subsection 23(iv) hereof), and (z) no Monetary Default or event which but for the passage of time or the giving of notice, or both, would constitute a Monetary Default has occurred and is continuing, Tenant shall have the option to include the portion of the Option Space selected by Tenant as part of the Premises commencing on the Option Space Commencement Date. In selecting the Option Space, Tenant shall ensure that the remaining portion of Building 4 not made subject to the option (if any) is of a size and configuration to be commercially marketable, as reasonably determined by Landlord, and the Option Space must not be less than 32,000 square feet. If Tenant exercises its right to include the Option Space as part of the Premises, Tenant shall lease the Option Space upon all the terms and conditions of the Lease, including the Base Rent per square foot provided herein (except as set forth in Section 39(F) below) commencing on the Option Space Commencement Date; provided, however, Tenant shall not be entitled to any allowances, credits, or abatements with respect thereto. Notwithstanding the foregoing, Tenant will be entitled to the same tenant finish allowance per square foot on the Option Space to be paid by Landlord as with the Building. Landlord will construct and finish out the Option Space pursuant to the same terms and conditions as set forth on Exhibit B hereto.

         (C) In addition to its obligation to pay Base Rent (as determined herein), Tenant shall reimburse and pay Landlord with respect to the Option Space in the same manner as set forth in the Lease with respect to operating expenses and other items reimbursable by Tenant. Effective as of the Option Space Commencement Date, Tenant's Proportionate Share shall be redetermined by Landlord's architect or construction manager based upon the total floor area of the Premises (including the Option Space) in proportion to the total floor area in the Project.

         (D) If Tenant desires to exercise its option for the Option Space, Tenant must deliver written notice of such exercise to Landlord no later than January 1, 1996. Time shall be of the essence with respect to the giving of Tenant's Notice. If Tenant does not exercise its Option by such date, Tenant's rights under this Section 39 shall be null and void.

         (E) If Landlord is not able to deliver possession of the Option Space to Tenant by June 30, 1996 because of a Force Majeure event, Landlord shall not be in default hereunder. In such case, Landlord shall use reasonable efforts to terminate such Force Majeure event, and the Option Space Commencement Date shall be the date Landlord is able to deliver possession of the Option Space to Tenant.

         (F) Notwithstanding Section 39(B) above, if Landlord is subjected to cost increases in the construction of Building 4 due to:

                  (i) E.E. Reed not agreeing before the commencement of construction to honor its existing fixed price contract in the amount of $1,215,000 to build Building 4 after reasonable good faith efforts by Landlord to require it to do so;

                  (ii) the prime interest rate increasing (as reflected in the Wall Street Journal, southwest edition) over the construction period interest rate of 8.5% previously used in determining the total shell coat of Building 4 between the dates of construction draws on Building 4 and the date of this Lease (the parties estimate there will be approximately $0.095 per square foot per year in additional costs to Tenant for each one percent change in the interest rate); or

                  (iii) additional governmental fees and entitlement costs (other than those in effect as of the date of this Lease) being assessed for the construction of Building 4,

then such additional costs shall be payable by Tenant as an addition to the Base Rent described above; provided, however, that in the case of (i) and (ii), such increases shall be passed through to Tenant at a 12% rent constant, and provided further that if Tenant is not satisfied with any new price suggested by E.E. Reed, Tenant may require Landlord to rebid the work that is the subject of the contract and use an alternative bidder reasonably acceptable to Landlord. Tenant shall be entitled from time to time upon request to receive copies of documentation from Landlord as may be necessary in Tenant's reasonable judgment to support and evidence such additional costs. After Tenant delivers its notice of exercise of its option for the Option Space, Landlord shall notify Tenant in writing of the total cost increases associated with (i), (ii) and (iii) above. Upon receipt of Landlord's cost increases, Tenant may for a period of fourteen
(14) days elect by written notice to Landlord to terminate its option for the Option Space (in which case Tenant shall not owe Landlord any additional sums).



                                                                         Initial
                                                                          JC/RW

         40. RENEWAL OPTION.

         (A) Provided that as of the time of the giving of the Extension Notice and the Commencement Date of the Extension Term, (x) Tenant is the Tenant originally named herein (except for short-term subtenants related to Tenant's business purpose and affiliates of Tenant), (y) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises (except for short-term subtenants related to Tenant's business purpose and affiliates of Tenant, and except for vacancies permitted pursuant to Subsection 23(iv) hereof), and (z) no Monetary Default exists or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term (at Tenant's election for all or any part of the original Premises and additional space acquired pursuant to Sections 39, 42 and 43 hereof, provided that the configuration of space to be leased during the renewal term shall not be in less than 44,000 square foot increments, and shall not leave any space remaining that is not of a configuration to be commercially marketable, as reasonably determined by Landlord) for an additional term of 5 years (such additional term is hereinafter called the "Extension Term") commencing on the day following the expiration of the Lease Term (hereinafter referred to as the "Commencement Date of the Extension Term"). Tenant shall give Landlord notice (hereinafter called the "Extension Notice") of its election to extend the term of the Lease Term at least 6 months prior to the scheduled expiration date of the Lease Term.

         (B) The Base Rent payable by Tenant to Landlord during the Extension Term shall be $5.83 per square foot per year.

         (C) The determination of Base Rent does not reduce the Tenant's obligation to pay or reimburse Landlord for operating expenses and other reimbursable items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to such operating expenses and other items with respect to the Premises during the Extension Term pursuant to the same cap on such expenses set forth in the Lease, provided that in the first year of the Renewal Term the cap will be readjusted based on actual expenses for the first year of the Renewal Term.

         (D) Except for the Base Rent as determined above, Tenant's occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term; provided, however, Tenant shall have no further right to any allowances, credits or abatements or any options to contract, renew or extend the Lease, except that the options afforded Tenant in Sections 42 and 43 will still be in effect during the Extension Term.

         (E) If Tenant does not give the Extension Notice within the period set forth in paragraph (A) above, Tenant's right to extend the Lease Term shall automatically terminate. Time is of the essence as to the giving of the Extension Notice.

         (F) Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Extension Term. The Premises shall be tendered on the Commencement Date of the Extension Term in "as-is" condition.

         (G) If the Lease is extended for the Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto (the "Amendment").

         (H) If Tenant exercises its right to extend the term of the Lease for the Extension Term, the term "Lease Term" as used in the Lease, shall be construed to include, when practicable, the Extension Term except as provided in
(D) above.

         41. CANCELLATION OPTION.

         Provided no Monetary Default shall then exist and no condition shall then exist which with the passage of time or giving of notice, or both, would constitute a Monetary Default, Tenant shall have the right at any time after four (4) years from the Commencement Date (the "Cancellation Date") to send Landlord written notice that Tenant has elected to terminate this Lease with respect to up to 44,000 square feet designated by Tenant effective six months thereafter.

         Tenant shall have the right, every six months (upon six months prior written notice to Landlord), to terminate remaining portions of the space covered by this Lease (provided that each block of space so terminated is not less than 44,000 square feet and of a configuration so as to be commercially marketable, as reasonably determined by Landlord) until all the space subject to this Lease has been terminated from this Lease. In addition, Tenant shall have the right, at any time after six (6) months after the Cancellation Date to notify Landlord that it desires to terminate the lease with respect to one-half of the Premises as designated by Tenant six months thereafter and one-half of the Premises twelve months thereafter.

         If Tenant elects to terminate this Lease pursuant to the immediately preceding paragraphs, the effectiveness of such termination (or terminations) shall be conditioned upon Tenant paying to Landlord an amount equal to the unamortized portion of $10 per square foot of the space to be terminated, amortized over the 10 year term of the Lease at an interest rate of 10.5%, contemporaneously with Tenant's delivery of a Termination Notice to Landlord. In the event this Cancellation Option is exercised as to the Option Space, the amortization term will be adjusted to reflect the actual term of the Lease as to the Option Space. In the event this Cancellation Option is applied to space acquired pursuant to Sections 42 or 43, the amortization term and tenant finish numbers will be adjusted to their actual amounts. In addition, as part of the termination fee, Tenant shall pay to Landlord, contemporaneously with Tenant's delivery of a Termination Notice to Landlord, the unamortized portion (at a rate of 10.5% per year for the remaining term of the Lease) of Landlord's costs incurred in connection with the improvements of the parking lot as set forth on Exhibit B attached hereto (which shall in no event exceed $50,000.00).

         Notwithstanding anything else herein to the contrary, space acquired pursuant to the provisions of Sections 39, 42 and 43 hereof cannot be terminated until three years after it becomes part of the Premises. Landlord will be entitled to the access rights provided in Section 19 (subject to the conditions set forth therein) to show the portion of the Premises to be terminated to prospective tenants upon receipt of a termination notice as to such space.

         42. RIGHT OF FIRST OFFER.

         (A) "Offered Space" shall mean all or any part of the 88,000 square feet of space in Building 4 described on Exhibit A attached hereto.

         (B) Provided that as of the date of the giving of Landlord's Notice,
(x) Tenant is the Tenant originally named herein (except for short-term subtenants related to Tenant's business purpose and affiliates of Tenant), (y) Tenant actually occupies all of the Premises originally demised under this Lease and any premises added to the Premises (except for short-term subtenants related to Tenant's business purpose and affiliates of Tenant, and except for vacancies permitted pursuant to Subsection 23(iv) hereof), and (z) no Monetary Default or event which but


                                                            Initial
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                                      -11-
for the passage of time or the giving of notice, or both, would constitute a Monetary Default has occurred and is continuing, if at any time during the term of this Lease and the Extension Term any lease for any portion of the Offered Space shall terminate or the space should otherwise become available, Landlord shall first offer to Tenant the right to include any space that comes available within the Offered Space as part of the Premises upon all the terms and conditions of this Lease, except the Base Rent and finish out allowance will be as then proposed by Landlord to lease the Offered Space, and except that there will be no caps on increases in Operating Expenses and other reimbursable items under the Lease.

         (C) Such offer shall be made by Landlord to Tenant in a written notice (hereinafter called the "Offer Notice") which offer shall designate the space being offered and shall specify the terms for such Offered Space. Tenant may accept the offer set forth in the Offer Notice by delivering to Landlord an unconditional acceptance (hereinafter called "Tenant's Notice") of such offer within 10 business days after delivery by Landlord of the Offer Notice to Tenant. Time shall be of the essence with respect to the giving of Tenant's Notice. If Tenant does not accept (or fails to timely accept) an offer made by Landlord pursuant to the provisions of this Section with respect to the Offered Space designated in the Offer Notice, Landlord shall be under no further obligation with respect to such Offered Space, except that if Landlord desires to lease the Offered Space pursuant to economic terms that vary in any respect by ten percent (10%) from that contained in the Offer Notice, Landlord must first give Tenant the right to lease the Offered Space on the revised terms and conditions pursuant to the terms of this Section.

         (D) Tenant must accept all Offered Space offered by Landlord at any one time if it desires to accept any of such Offered Space and may not exercise its right with respect to only part of such space.

         (E) The rights afforded in this Section shall be in addition to and not in lieu of the rights afforded Tenant in Section 39 hereof.

         43. ADDITIONAL RIGHT OF FIRST OFFER. Subject only to existing rights of other current tenants in Southpark Corporate Center, Tenant shall have a right of first offer during the term of the Lease and the Extension Term, on any space owned by Landlord in Southpark Corporate Center containing more than 15,000 square feet. All other provisions of Section 42 shall apply to this Additional Right of First Offer. A schedule showing all existing tenants in Southpark Corporate Center and their square footage under lease is attached hereto as Exhibit H.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.


TENANT:                                        LANDLORD:

CRYSTAL SEMICONDUCTOR CORPORATION              SECURITY CAPITAL INDUSTRIAL TRUST

By: /s/ JAMES H. CLARDY                        By: /s/ ROBERT J. WATSON
   ------------------------------                 ------------------------------
Name:  James H. Clardy                         Name: Robert J. Watson
Title: President                                    ----------------------------
                                               Title: Managing Director
                                                     ---------------------------


CIRRUS LOGIC, INC.
                                              Address:

By: /s/ JAMES H. CLARDY                       14100 E. 35th Place
   ------------------------------             ---------------------------------
Name:  James H. Clardy                        Aurora, CO 80011
Title: Corporate Officer                      ---------------------------------

                                              ---------------------------------

Address:

4210 S. Industrial Drive
Austin, Texas 78744

                       THIRD AMENDMENT TO LEASE AGREEMENT


         THIS THIRD AMENDMENT TO LEASE AGREEMENT (this "Third Amendment") is made and entered into effective as of the 20 day of December, 1996, by and between SECURITY CAPITAL INDUSTRIAL TRUST ("Landlord"), and CRYSTAL SEMICONDUCTOR CORPORATION and CIRRUS LOGIC, INC. (together, the "Tenant").

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant have heretofore made and entered into that certain Lease Agreement, dated as of the 31st day of March, 1995 (the "Original Lease"), as amended by that certain First Amendment to Lease Agreement dated August 16, 1995 (the "First Amendment"), that certain Letter Agreement dated September 29, 1995 ("Letter Agreement"), and that certain Second Amendment to Lease Agreement dated February 28, 1996 (the "Second Amendment") (subsequent references to the "Lease" shall mean and refer to the Original Lease, as amended by the First Amendment, Letter Agreement and Second Amendment), pursuant to which Tenant currently leases from Landlord Southpark Corporate Center 3, consisting of 88,000 square feet (the "Existing Premises"), and has agreed to lease from Landlord Southpark Corporate Center 4, consisting of 88,000 square feet (the "Option Space"), for a total area of approximately 176,000 square feet of space (collectively, the "Premises") in a project known as Southpark Corporate Center (the "Project"), situated in Austin, Texas, said Premises being depicted on Exhibit A attached to the Lease;

         WHEREAS, Landlord and Tenant desire to establish the Option Space Commencement Date (as defined in the Second Amendment) as January 1, 1997; and

         WHEREAS, Landlord and Tenant desire to amend the Lease on the terms and conditions set forth below;

         NOW THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) each to the other in hand paid, the mutual covenants and agreements of the Lease and this Third Amendment, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

         1. Except as otherwise specifically provided for herein, all defined terms used in this Third Amendment shall have the same respective meanings as are provided for such defined terms in the Lease.

         2. The Option Space Commencement Date is hereby stipulated to be January 1, 1997. Subparagraph 39(E) of the Original Lease is hereby deleted. From and after January 1, 1997, (i) all references in the Lease to the "Premises" shall mean, refer to and include the Existing Premises and the Option Space, (ii) Tenant's Proportionate Share of Corporate Center 3 shall be 100%, Tenant's Proportionate Share of Corporate Center 4 shall be 100%, and Tenant's Proportionate Share of the Project shall be 100%.

         3. The monthly Base Rent for the Option Space shall be as follows:

            Option Space Commencement Date
            (1/1/97) until the last day of the 60th
            full calendar month following the
            Commencement Date of the Lease (9/30/00)            $46,704.45

            First day of the 61st full
            calendar month following the
            Commencement Date of the Lease
            (10/1/00) until the last day of the 120th
            calendar month following the
            Commencement Date of the Lease (9/30/05)            $46,273.33

         4. Landlord shall, at its sole expense, promptly commence and diligently pursue to completion the construction of the parking lot depicted on Exhibit B attached hereto (the "Remote Parking Lot"), so as to prevent the expiration of the existing building permit and site plan for such construction.

         5. (A) Upon written notice from Tenant, Landlord agrees to furnish or perform at Landlord's sole cost and expense (to the extent of the hereinbelow referenced Allowance) those items of construction and those improvements (collectively, the "Corporate Center 4 Tenant Improvements") specified below:

            See Exhibit C attached hereto.

            Landlord has agreed to provide Tenant with a finish-out allowance of $15.00 per square foot for the Corporate Center 4 Tenant Improvements ($1,320,000.00; the "Allowance"). Landlord will have the cost of the Corporate Center 4 Tenant Improvements bid by a minimum of three (3) contractors and present the bids for Tenant's approval. All costs of construction of the Corporate Center 4 Tenant Improvements in excess of the

Allowance, as reflected by the bid approved by Tenant, shall be borne by Tenant, and the amount of such costs in excess of the Allowance shall be paid by Tenant to Landlord prior to commencement of construction. After Tenant's approval of the bid, Landlord will be responsible for any cost overruns which are not caused by Tenant changes to the plans and specifications. However, if Tenant shall desire any further changes from the plans and specifications listed on Exhibit C hereto (after the approved bid is obtained), Tenant shall so advise Landlord in writing and Landlord shall reasonably determine whether such changes can be made in a reasonable and feasible manner. Any and all costs of reviewing any requested changes, and any and all costs of making any changes to the Corporate Center 4 Tenant Improvements which Tenant may request and to which Landlord may agree to shall be at Tenant's sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order.

            (B) Upon completion of the construction bid process and issuance of a building permit for the Corporate Center 4 Tenant Improvements, and after Tenant has paid to Landlord the costs of construction of the improvements in excess of the Allowance, if any, Landlord shall proceed with and complete the construction of the Corporate Center 4 Tenant Improvements within 120 days thereafter, subject to the occurrence of events of Force Majeure (as defined in the Lease). Landlord shall perform the construction of the Corporate Center 4 Tenant Improvements in a good and workmanlike manner and in conformance with applicable governmental ordinances, statutes, codes and regulations. As soon as such improvements have been substantially completed, Landlord shall notify Tenant in writing of the date that the Corporate Center 4 Improvements were substantially completed; and if the Corporate Center 4 Tenant Improvements have not been substantially completed within 120 days following the date on which the building permit was issued for such improvements (or such later date on which Tenant has paid to Landlord the amount of the construction costs in excess of the Allowance), as such date may be extended by Force Majeure, then the Base Rent payable for the Option Space, as set forth in Paragraph 3 of this Third Amendment, shall be abated from the date on which such improvements should have been substantially completed until the date on which the construction of such Corporate Center 4 Tenant Improvements has been substantially completed. The Corporate Center 4 Tenant Improvements shall be deemed substantially completed when, in the reasonable opinion of the construction manager (whether an employee or agent of Landlord or a third party construction manager) ("Construction Manager"), (i) such improvements have been completed in good and satisfactory condition, subject only to completion of punch list items which do not prevent the utilization of the Option Space for the purposes for which they were intended in any material way (and which can be completed within 30 days), and
(ii) Landlord has received a satisfactory temporary or final certificate of occupancy and all necessary permits for the occupation of the Option Space. If Tenant disputes the Construction Manager's determination of the date of substantial completion, then the parties agree that the date of substantial completion shall be the date a temporary or final certificate of occupancy is issued by the City of Austin.

            (C) Subject to applicable ordinances and building codes governing Tenant's right to occupy or perform in the Option Space, Tenant shall be allowed to install its machinery, equipment, fixtures, or other personal property on the Option Space during the final stages of completion of construction provided that Tenant does not thereby unreasonably interfere with the completion of construction or occasion any labor dispute as a result of such installations, and provided further that Tenant does hereby agree to assume all risk of loss or damage to such machinery, equipment, fixtures, and other personal property and to indemnify, defend and hold Landlord harmless from any loss or damage to such property, and all liability, loss, or damage arising from any injury to the project or the property of Landlord, its contractors, subcontractors, or materialmen, and any death or personal injury to any person or persons arising out of such installations. Delay in putting Tenant in possession of the Option Space which is the result of a Force Majeure event shall not serve to extend the term of the Lease or to make Landlord liable for any damages arising therefrom.

            (D) Except for incomplete punch list items and latent defects, Tenant upon the substantial completion of the Corporate Center 4 Tenant Improvements shall have and hold the Option Space as the same shall then be without any liability or obligation on the part of Landlord for making any further alterations or improvements of any kind in or about the Option Space.

         6. If Tenant, in accordance with any cancellation rights it may have under Paragraph 41 of the Lease, terminates all or a portion of the space in Southpark Corporate Center 4 prior to September 30, 2000, then in addition to any amounts owed by Tenant in accordance with Paragraph 41, for each such termination of space Tenant shall also pay to Landlord an amount calculated in accordance with the following formula:

         Number of days between the date of
         such termination and October 1, 2000   X   Amount of space terminated   X   $4,977.78
         ------------------------------------       --------------------------
                          30                                   88,000

         The provisions of this Paragraph 6 are intended to supersede in their entirety (and are not cumulative of) the provisions of Paragraph 8 of the Second Amendment.

         7. Exhibits A, B and C attached to this Third Amendment are made a part hereof for all purposes.

         8. Except as modified herein, the Lease and all of the terms and conditions thereof, shall remain in full force and effect. In the event of any conflict between the terms and provisions of the Lease and the terms and provisions of this Third Amendment, the terms and provisions of this Third Amendment shall supersede and control.

This Third Amendment shall be construed under and enforceable in accordance with the laws of the State of Texas; and shall be binding upon and inure to the benefit of Landlord and Tenant and their respective successors and permitted assigns under the Lease (subject to the provisions of Paragraph 17 of the Lease).

         9. Any obligation or liability whatsoever of Security Capital Industrial Trust, a Maryland real estate investment trust, which may arise at any time under the Lease or this Third Amendment, or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby, shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees, or agents regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

         IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to be effective as of the day and year first above written.


CRYSTAL SEMICONDUCTOR                      SECURITY CAPITAL INDUSTRIAL TRUST
CORPORATION


By: /s/ CLYDE R. WALLIN                    By: /s/ STEVEN K. MEYER
    ---------------------------------          ---------------------------------
Name: Clyde R. Wallin                      Name: Steven K. Meyer
      -------------------------------            -------------------------------
Title: VP Finance                          Title: Senior Vice President
       ------------------------------             ------------------------------
                                                                      "Landlord"


CIRRUS LOGIC, INC.


By: /s/ JAMES H. CLARDY
    ---------------------------------
Name: James H. Clardy
      -------------------------------
Title: Corporate Officer
       ------------------------------
                             "Tenant"







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